                                                                                      														                 Exhibit 20c
Metris Receivables, Inc.                                              Metris Master Trust                         Monthly Report
Certificateholder's Statement                                             Series 1997-2                                   Dec-97
Section 5.2                                         Class A          Class B          Class C          Class D        Total
(i)   Certificate Amount                        455,000,000.00   101,500,000.00   98,000,000.00   45,500,000.00   700,000,000.00
(ii)  Certificate Principal Distributed                   0.00             0.00            0.00                             0.00
(iii) Certificate Interest Distributed            2,261,018.23       523,186.68      554,091.32                     3,338,296.23
(iv) Principal Collections                       19,242,233.28     4,292,498.19    4,144,481.01     1,977,262.66   29,656,475.15
(v)  Finance Charge Collections                   8,598,777.60     1,918,188.85    1,852,044.41       885,530.69   13,254,541.56
     Recoveries                                      93,635.13        20,887.84       20,167.57         9,363.51      144,054.04
     Principal Account Earnings                           0.00             0.00            0.00             0.00            0.00
     Accum. Period Reserve Acct. Earnings                 0.00             0.00            0.00             0.00            0.00
     Pre-Funding Account Earnings                    85,143.50        18,993.55       18,338.60             0.00      122,475.65
       Total Finance Charge Collections           8,777,556.23     1,958,070.24    1,890,550.57       894,894.21   13,521,071.24
       	 Total Collections                       28,019,789.51     6,250,568.43    6,035,031.59     2,872,156.86   43,177,546.39
(vi) Aggregate Amount of Principal Receivables                                                                  2,755,708,485.44
     Invested Amount (End of Month)             455,000,000.00   101,500,000.00   98,000,000.00    45,500,000.00  700,000,000.00
     Floating Allocation Percentage                16.5111804%       3.6832633%      3.5562542%       1.6511180%     25.4018160%
     Fixed/Floating Allocation Percentage                  N/A              N/A             N/A              N/A      0.0000000%
     Invested Amount (Beginning of Month)       357,673,796.79    79,788,770.05   77,037,433.16    45,500,000.00  560,000,000.00
     Average Daily Invested Amount                                                                                670,708,578.01
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                           85.16% 2,431,375,302.14
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                         7.90%   225,467,051.92
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                        2.26%    64,504,283.10
       90 Days and Over (60+ Days Contractually Delinquent)                                               4.68%   133,582,169.64
       	  Total Receivables                                                                             100.00% 2,854,928,806.80
(viii) Aggregate Investor Default Amount                                                                            6,028,631.17
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                       10.58%
(ix)  Charge-Offs                                        0.00             0.00            0.00                              0.00
(x)   Servicing Fee                                                                                                 1,139,726.03
(xi)  Pool Factor                                   1.0000000        1.0000000       1.0000000
(xii) Unreimbursed Reallocated Principal Collections                      0.00            0.00            0.00              0.00
(xiii) Excess Funding Account Balance                                                                                       0.00
       Pre-Funding Account Balance                                                                                          0.00
(xiv) Class C Reserve Amount                                                                                                0.00
      Class C Reserve Account Balance                                                                               3,542,591.38
      Class C Trigger Event Occurrence                                                                                      None
(xv) Number of New Accounts Added to the Trust                                                                           341,785
(xvi) Average Net Portfolio Yield                                                                                       13.1529%
(xvii) Minimum Base Rate                                                                                                 8.3317%
(xviii) Principal Funding Account Balance                                                                                   0.00
(xix) Accumulation Shortfall                                                                                                 N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                                        October 2001
      Accumulation Period Length                                                                                             N/A
(xxi) Required Reserve Account Amount                                                                                        N/A
      Available Reserve Account Amount                                                                                       N/A
      Covered Amount                                                                                                         N/A
